Exhibit 3.1(iii)

Dean Heller
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4295
(775) 684-6708

Filed #C4901-04
Feb 27, 2004

                    ARTICLES OF INCORPORATION


Name of Corporation:     Valley High Mining Company

Resident Agent Name and State Agent and Transfer Syndicate, Inc.
Address:            202 North Curry Street, Suite 100
                    Carson City, Nevada 89703-4121

Shares:             50,000,000 at $0.001 par value

Names & Addresses of     John Michael Coombs
Board of Directors  3098 South Highland Drive, Suite 323
                    Salt Lake City, Utah 84106

Purpose:            mining exploration, particularly precious metals

Names, Address and  John Michael Coombs  /s/John Michael Coombs
Signature of        3098 So. Highland Drive, Suite 323
Incorporator        Salt Lake City, Utah 84106-6001

Certificate of      I hereby accept appointment as Resident Agent for the
Acceptance of       above named corporation.  Tristen Alishio 2/17/04
Appointment of
Resident Agent

             SUPPLEMENT TO ARTICLES OF INCORPORATION

                                OF

                    VALLEY HIGH MINING COMPANY


     Pursuant to Chapter 78 of Nevada Revised Statutes, the undersigned incorporator hereby adopts the following supplemental or additional provisions to Valley High Mining Company's ("Company") Articles of Incorporation:

            ARTICLE EIGHT -- CONTROL SHARES ACQUISITIONS

     The Company expressly opts-out of, or elects not to be governed by, the "Acquisition of Controlling Interest" provisions contained in NRS Sections
78.378 through 78.3793 inclusive all as permitted under NRS Section 78.378.1.

                 ARTICLE NINE -- COMBINATIONS WITH
                    INTERESTED STOCKHOLDERS

     The Company expressly opts-out of, and elects not to be governed by, the "Combinations with Interested Stockholders" provisions contained in NRSSections 78.411 through 78.444, inclusive all as permitted under NRS Section
78.434.


     IN WITNESS WHEREOF, the undersigned incorporator hereby executes these supplemental or additional Articles of Incorporation of VALLEY HIGH MINING COMPANY, a Nevada corporation, on the 17th day of February, 2004.



                                   /s/John Michael Coombs
                                   John Michael Coombs